Exhibit 3.880
CERTIFICATE OF FORMATION
OF
VENTURA COUNTY, LLC
     1. The name of the limited liability company is Ventura County, LLC.
     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Ventura County, LLC this 15th day of June, 1998.

/s/ L. Frank Cordero
L. Frank Cordero
Authorized Person

CERTIFICATE OF AMENDMENT
OF
Ventura County, L.L.C.
1. The name of the limited liability company is Ventura County, L.L.C..
2. The Certificate of Formation of the limited liability company is hereby amended as follows:
Article First of the Certificate of Formation is hereby amended to read as follows: The name of the limited liability company is Rubbish Control, L.L.C.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Ventura County, L.L.C. this 31st day of July, 1998.

/s/ David A. Barclay
David A. Barclay
Authorized Individual